UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 23, 2013

Keynote Systems, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-27241	94-3226488
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

777 Mariners Island Boulevard, San Mateo, California 94404

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(650) 403-2400

 (REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2013, Keynote Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hawaii Parent Corp., a Delaware corporation (“Parent”), and Hawaii Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are controlled affiliates of Thoma Bravo, LLC.

At the effective time of the Merger, each share of common stock of the Company outstanding immediately prior to the effective time (other than shares (i) held by Parent or its affiliates, in treasury of the Company or owned by any subsidiary of the Company or (ii) held by persons who properly exercise appraisal rights under Delaware law) will be cancelled and converted into the right to receive $20.00 in cash, without interest (the “Merger Consideration”).

Each option to purchase a share of common stock of the Company that is outstanding as of the effective time of the Merger will accelerate in full in connection with the transaction and will be cancelled in exchange for the right to receive the excess, if any, of the Merger Consideration over the exercise price of such option, less applicable withholding taxes.  Each restricted stock unit that is outstanding as of the effective time of the Merger will accelerate in full in connection with the transaction and will be cancelled in exchange for the right to receive the Merger Consideration, less applicable withholding taxes.  Restrictions on shares of restricted stock will be caused to lapse immediately prior to the Merger, and the shares will be subject to the same terms and conditions of the Merger Agreement that are applicable to all other shares of common stock of the Company.

The parties’ obligation to consummate the Merger is subject to customary conditions, including, among other things: (i) the affirmative vote of the holders of a majority of the shares entitled to be vote at a meeting of stockholders of the Company held for the purpose of adopting the Merger Agreement (the “Company Required Vote”), (ii) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any law, injunction, judgment or ruling making illegal or prohibiting the consummation of the Merger or enjoining the parties’ from consummating the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, among other things: (i) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject, in most cases, to material adverse effect qualifiers) and (ii) the other party’s performance in all material respects of all obligations to be performed by it under the Merger Agreement. In addition, Parent’s and Merger Sub’s obligation to consummate the Merger is subject to certain other conditions, including, among other things, that no Company Material Adverse Effect (as defined in the Merger Agreement) has occurred since the date of the Merger Agreement. Assuming the satisfaction of closing conditions, the Company expects the transaction to close during the third calendar quarter of 2013.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including, among other things, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger and (ii) the calling and holding of a meeting of the stockholders of the Company for the purpose of obtaining the Company Required Vote.  Each of the parties has agreed, subject to the other terms and conditions in the Merger Agreement, to use its reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement obliges the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding this obligation, prior to obtaining the Company Required Vote, the Company may under certain circumstances furnish information to and engage in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Company’s Board of Directors (the “Board”) determines would reasonably be expected to result in a Superior Proposal (as defined below). The Board has agreed to recommend that the stockholders of the Company adopt the Merger Agreement. However, the Board may, subject to certain conditions, change its recommendation if, in connection with the receipt of an alternative acquisition proposal, the Board concludes in good faith that such alternative acquisition proposal constitutes a Superior Proposal and failure to take such action would be inconsistent with the Board’s fiduciary duties.  A “Superior Proposal” is a written acquisition proposal for at least 80% of the outstanding shares of common stock of the Company or the consolidated assets of the Company on terms that the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, and after taking into consideration all relevant factors, is more favorable to the stockholders of the Company than the Merger. In the event of a Superior Proposal, and subject to the terms set forth in the Merger Agreement, the Company may terminate the Agreement and pay to Parent the Company Termination Fee (as defined below).

The Merger Agreement contains certain termination rights for each of the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including upon the termination of the Merger Agreement in connection with a Superior Proposal or certain material breaches of the Merger Agreement by the Company, the Company may be required to pay to Parent a termination fee of $13.8 million (the “Company Termination Fee”). Additionally, under certain circumstances in which the Merger Agreement is terminated and the Company Termination Fee is not payable, the Company may be required to pay Parent its reasonable and documented fees and expenses with respect to the Merger of up to $2.0 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $27.6 million under specified circumstances (the “Parent Termination Fee”).

Parent and Merger Subsidiary have obtained an equity financing commitment for the transaction contemplated by the Merger Agreement. Thoma Bravo Fund X, L.P., a Delaware limited partnership, has committed to capitalize Parent, at or prior to the closing of the Merger, with an equity contribution to allow Parent and/or Merger Sub to fund, together with the proceeds of the debt financing described below, the aggregate Merger Consideration (including any payments owed to holders of outstanding Company options, restricted stock units and restricted stock granted by the Company in accordance with the Merger Agreement) and to pay related fees and expenses upon the consummation of the Merger, all on the terms and subject to the conditions set forth in the equity commitment letter entered into by Thoma Bravo Fund X, L.P. in connection with the Merger. Thoma Bravo Fund X, L.P. has also provided the Company with a limited guarantee (the “Limited Guarantee”) in favor of the Company guaranteeing the payment of the Parent Termination Fee.

In addition, Parent has obtained a debt financing commitment, which is subject to certain terms and conditions, for the transaction contemplated by the Merger Agreement.  Ares Capital Corporation has committed to provide a senior secured credit facility in the maximum aggregate amount of $185.0 million on the terms and subject to the conditions set forth in a debt commitment letter. The Financing Facility will consist of (i) a revolving credit facility of up to $10.0 million (the “Revolver”) and (ii) a term loan facility of $175.0 million (the “Term Loan”). Parent will be entitled to use the Revolver for working capital, to finance capital expenditures, and for general corporate purposes.  Parent will be entitled to use the Term Loan to finance the acquisition of the Company, finance any existing debt of the Company, pay fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement, and for general corporate purposes of the Parent or its subsidiaries.

The Merger Agreement also contains a covenant pursuant to which Parent and the surviving corporation must indemnify and hold harmless the current and former officers and directors of the Company for a period of six years following the closing of the Merger for liabilities or claims related to their service or employment with the Company or its subsidiaries occurring prior to the closing of the Merger. This covenant further requires the Company to keep in place for a period of six years the Company’s directors and officers liability and fiduciary liability insurance policies in effect at the closing, or purchase a “tail policy” offering similar coverage.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Subsidiary. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by certain disclosures made to Parent and Merger Sub not reflected in the text of the Merger Agreement, (iii) may be subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or other specific dates and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

In connection with the execution of the Merger Agreement, certain directors and executive officers who own shares of common stock of the Company each entered into a Voting Agreement, dated as of the date of the Merger Agreement, with Parent (the “Voting Agreement”), pursuant to which, among other things, each such director and executive officer agreed, subject to the terms and conditions set forth therein, to vote their shares of common stock of the Company in favor of the adoption of the Merger Agreement and against any alternative acquisition proposal. The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by the form of Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On June 24, 2013, the Company issued a press release announcing that the Company had entered into the Merger Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The Company’s management also delivered an Employee Frequently Asked Questions memorandum on June 24, 2013.  A copy of the Company’s Employee Frequently Asked Questions memorandum is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  In addition, the Chief Executive Officer of the Company, Umang Gupta, sent an email to the Company’s employees to notify the employees of the execution of the Merger Agreement. A copy of Mr. Gupta’s email is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Information regarding the solicitation of proxies

In connection with the proposed transaction, the Company will file a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders of the Company to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of the Company in advance of the special meeting. Stockholders of the Company are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Company and the proposed transaction. Stockholders may obtain a free copy of the proxy statement and any other relevant documents filed by the Company with the SEC (when available) at the SEC’s website at www.sec.gov.

The Company and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the proposed transaction. Information about the directors and executive officers of the Company and their respective interests in the Company by security holdings or otherwise is set forth in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and its proxy statement with respect to its 2013 Annual Meeting of Stockholders, each previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the merger when it becomes available. Each of these documents is, or will be, available for free at the SEC’s website at www.sec.gov and at the Company’s Investor Relations Website at: www.investor.keynote.com.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K, and the documents to which the Company refers you in this Current Report on Form 8-K, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the Merger and other information relating to the Merger. Forward-looking statements include information concerning possible or assumed future events, the expected completion and timing of the Merger and other information relating to the Merger.  Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy of the conditions to the consummation of the Merger, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee of $13.8 million to an affiliate of Thoma Bravo or to reimburse such Thoma Bravo affiliate for certain of its costs and expenses up to $2.0 million, (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally, (v) the potential adverse effect on the Company’s business, properties and operations because of certain covenants the Company agreed to in the Merger Agreement, (vi) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the Merger and (ix) the amount of the costs, fees, expenses and charges related to the Merger Agreement and Merger.

Forward-looking statements speak only as of the date of this Current Report on Form 8-K or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

Item 9.01           Financial Statements and Exhibits

(d)              Exhibits

The following documents are furnished herewith as exhibits to this report:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 23, 2013, by and among the Company, Hawaii Parent Corp. and Hawaii Merger Corp.
10.1	Form of Voting Agreement
99.1	News Release, dated June 24, 2013, issued by the Company
99.2	Employee Frequently Asked Questions, dated June 24, 2013
99.3	E-mail from Umang Gupta, the Chief Executive Officer of the Company, to the Company’s employees, on June 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013

KEYNOTE SYSTEMS, INC.

By:	/s/ Curtis H. Smith
Name: Curtis H. Smith
Title: Chief Financial Officer